Exhibit 10.52
SUBLEASE AGREEMENT
between
AVANIR PHARMACEUTICALS,
as Sublandlord
and
HALOZYME, INC.
as Subtenant

Building Address:	11404 Sorrento Valley Road San Diego, California 92121

SUBLEASE AGREEMENT
     THIS SUBLEASE AGREEMENT (“Sublease”) is made as of this 2nd day of July, 2007 (the “Effective Date”), by and between AVANIR PHARMACEUTICALS, a California corporation (“Sublandlord”) and HALOZYME, INC., a California corporation (“Subtenant”), a subsidiary of HALOZYME THERAPEUTICS, INC., a Nevada corporation (“Parent”), with Sublandlord and Subtenant hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party”).
W I T N E S S E T H:
     WHEREAS, Sorrento Plaza, a California limited partnership (“Master Landlord”) and Sublandlord, are parties to a certain Standard Industrial Net Lease, dated as of May 20, 2002, as amended by that certain First Amendment to Standard Industrial Net Lease, dated as of August 1, 2002, and as amended by that certain Second Amendment to Standard Industrial Net Lease, dated as of April 2, 2003 (collectively, the “Master Lease”), a copy of which is attached hereto as Exhibit A;s
     WHEREAS, pursuant to the terms of the Master Lease, Master Landlord has leased to Sublandlord, certain premises consisting of approximately 30,370 rentable square feet (the “Master Lease Premises”) and which are located in an office industrial center with a street address of 11404 and 11408 Sorrento Valley Road, San Diego, California 92121 (collectively, the “Center”);
     WHEREAS, BC Sorrento, LLC, a California limited liability company (“Additional Master Landlord”) and Sublandlord, are parties to a certain Standard Industrial Net Lease, dated March 20, 2000 (the “Additional Master Lease”).
     WHEREAS, pursuant to the terms of the Additional Master Lease, Additional Master Landlord has leased to Sublandlord, a portion of the premises (the “Additional Master Lease Premises”) which are part of an office industrial center which includes 11388 Sorrento Valley Road, San Diego, California 92121 (the “Additional Center”), collectively the Center and the Additional Center will herein be referred to as the Campus (“the Campus”).
     (Initially capitalized terms not otherwise defined in this Sublease shall have the meanings attributed to such terms in the Master Lease, and unless otherwise expressly provided herein, all references in this Sublease to “Section” shall refer to the respective “Section” of the Master Lease and all references to “Paragraph” in this Sublease shall refer to the respective “Paragraph” of this Sublease.)
     WHEREAS, Sublandlord now desires to sublease to Subtenant and Subtenant now desires to sublease from Sublandlord a portion of the Master Lease Premises containing approximately 21,184 rentable square feet with a street address of 11404 Sorrento Valley Road (the “Sublease Premises”), on the terms, covenants and conditions hereinafter provided; and
     NOW, THEREFORE, Sublandlord and Subtenant covenant and agree as follows:

1. Summary and Definitions: The following definitions apply in this Sublease:
(a)	Base Rent. Base Rent shall be as follows:

		Annual Base Rent
Period During Sublease		(or shorter period as
Term	Monthly Base Rent	noted)
Sublease Commencement Date (estimated to be July 1, 2007, through and including December 31, 2007)	$0.00	$ 0.00
January 1, 2008 through and including June 30, 2008	$1.225 per sq. foot per month or $25,950.40	$155,702.40 (for the six month period)
July 1, 2008 through and including June 30, 2009	$2.548 per sq. foot per month or $53,976.83	$647,722.00
July 1, 2009 through and including June 30, 2010	$2.65 per sq. foot per month or $56,137.60	$673,651.20
July 1, 2010 through and including June 30, 2011	$2.756 per sq. foot per month or $58,383.10	$700,597.20
July 1, 2011 through and including June 30, 2012	$2.866 per sq. foot per month or $60,713.34	$728,556.08
July 1, 2012 through and including January 14, 2013	$2.981 per sq. foot per month or $63,149.50	$407,963.07 (for the six months and 14 day period)
(b)	Security Deposit: $400,000.00, subject to reduction on certain terms and conditions, all as set forth in Paragraph 16 hereof. Subtenant’s obligation to make a Security Deposit shall be satisfied by the delivery of a letter of credit.

(c)	Sublease Premises: A portion of the Master Lease Premises constituting approximately 21,184 Rentable Square Feet at 11404 Sorrento Valley Road, San Diego, California 92121 (the “Building”), as depicted on Exhibit B attached hereto.

(d)	Term: The term of this Sublease (“Sublease Term”) shall commence on the later of the following two occurrences: 1) the date upon which Subtenant shall have obtained the consent of Master Landlord to this Sublease, which shall be diligently prosecuted, or 2) the date upon which Subtenant obtains clearance of its license applications required for the conduct of its business, which shall be diligently prosecuted (“Sublease Commencement Date”). The Sublease Term shall expire on January 14, 2013, or such earlier date on which this Sublease may be terminated in accordance with the provisions hereof or the provisions of the Master Lease, as incorporated herein (“Sublease Expiration Date”), in which case Sublandlord shall promptly provide Subtenant with prior written notice of such termination. In no event shall Subtenant conduct Subtenant’s business operations from the Sublease Premises prior to the Sublease Commencement Date. Subtenant shall have the right to enter the Sublease Premises upon execution of the Sublease prior to the anticipated Sublease Commencement Date for any purposes other than to conduct its business operations, including but not limited to monitoring construction, installing furniture, networks, telecommunication equipment and fiber and any other personal property, provided, however that any such entry shall be subject to Subtenant’s waiver and indemnity provisions set forth in this Sublease and Subtenant shall not interfere with any activity of Sublandlord on the Sublease Premises.
2. Sublease.
Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, together with all appurtenances thereto as provided in the Master Lease, for the Sublease Term and on the terms and conditions contained in this Sublease. Subtenant’s sublease of the Sublease Premises is subject to the terms and conditions of the Master Lease as incorporated herein and further subject to the terms and conditions of this Sublease.
3. Condition of Sublease Premises.
(a)	In entering into this Sublease, Subtenant acknowledges that, except as expressly set forth in this Sublease, Subtenant has not relied upon or been induced by any statements or representations of Sublandlord or any other parties or persons with respect to the physical condition of the Sublease Premises or with respect to any other matter affecting the Sublease Premises, that might be pertinent in considering the leasing of the Sublease Premises or the execution of this Sublease. Subtenant has, on the contrary and except as expressly set forth in this Sublease, relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or have made on its behalf. Upon taking possession of the Sublease Premises, Subtenant shall be deemed to have accepted the Sublease Premises in its then “as-is” “where-is” condition, except for Sublandlord’s remediation obligations set forth in Paragraph 3 of this Sublease.

(b)	Sublandlord represents and warrants that: (i) to the best of its knowledge, as of the Sublease Commencement Date, the Sublease Premises complies with all laws, codes, ordinances and other governmental requirements then applicable to the Sublease Premises and (ii) to the best of its knowledge, as of the Sublease Commencement Date, there are no material defects in the Sublease Premises which would unreasonably interfere with Subtenant’s use and enjoyment of the Sublease Premises.

(c)	By taking possession of the Sublease Premises, Subtenant shall conclusively evidence that the Sublease Premises are fully completed and are suitable for Subtenant’s purposes, that the Building and the Sublease Premises are in good and satisfactory condition, and that Subtenant waives any defect therein.

(d)	Sublandlord shall complete an Exit Assessment as described in Section 14.8 of the Master Lease and shall obtain any required regulatory certification of the Sublease Premises at least five (5) days prior to the Sublease Commencement Date, unless waived in writing by Subtenant.
4. Base Rent.
     During the Sublease Term, Subtenant shall pay Sublandlord, as rent for the Sublease Premises, the Base Rent as set forth in Paragraph 1 of this Sublease, without set-off or deduction whatsoever, except as otherwise provided herein. Base Rent shall be due and payable by Subtenant in immediately available funds, in advance on or before the first day of each calendar month without notice or demand.
5. Additional Rent.
     In addition to the Base Rent under Paragraph 4 above, any and all charges, expenses or other sums Subtenant is required to pay under the terms of this Sublease, including, without limitation, any additional rent required under the Master Lease shall be deemed additional rent (“Additional Rent,” and together with Base Rent, “Subtenant’s Rent”) and shall be paid by Subtenant. Sublandlord shall have the same rights and remedies with respect to payment of Additional Rent as Sublandlord shall have with respect to the Base Rent. Subtenant shall remain responsible for Subtenant’s Rent and any other charges, expenses or other sums which first arise, accrue or are invoiced at any time during or after the expiration of the Sublease Term, whether by Sublandlord or Master Landlord, to the extent they arise or accrue with respect to any period during the Sublease Term from any liabilities or obligations of Subtenant under the provisions of this Sublease (including any obligations under the Master Lease which are incorporated herein as liabilities or obligations of Subtenant). Notwithstanding anything to the contrary set forth in this Sublease, Subtenant shall not be required to pay any Additional Rent, or to perform any obligation that is (i) allocable to any period of time prior to the Sublease Commencement Date or following the expiration or sooner termination of the Sublease (for any reason other than Subtenant’s default), (ii) allocable to any portion of the Master Premises other than the Sublease Premises, (iii) payable as a result of a default by Sublandlord of any of its obligations under the Master Lease, or as a result of the gross negligence or willful misconduct of Sublandlord or any of its agents, employees or contractors, or (iv) are incurred for the sole and exclusive benefit of Sublandlord.
6. Rent Payments.
(a)	Subtenant’s Rent and all other charges, expenses or other sums Subtenant is required to pay to Sublandlord hereunder shall be due and payable without billing or demand, and without deduction, set-off or counterclaim, except as otherwise provided herein, in lawful money of the United States of America, at Sublandlord’s address for notices in Paragraph 15 hereof or to such other person or at such other place as Sublandlord may designate in writing, and shall be due and payable by Subtenant to Sublandlord on or before the date specified in this Sublease, provided that if no date is specified as to the applicable payment, then on or before (i) three (3) business days prior to the corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord (provided that in no event shall such period be shortened to a duration of less than two (2) business days) or (ii) if there is no corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord, then ten (10) business days after written request from Sublandlord to Subtenant. The failure of Subtenant to make payment in full of Subtenant’s Rent or any other charges, expenses or other sums Subtenant is required to pay to Sublandlord hereunder by the due date provided herein for such payment, shall potentially subject Subtenant to the obligation to pay to Sublandlord interest in accordance with the provisions of Paragraph 18.

(b)	If the Sublease Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Subtenant’s Rent for the first and last fractional months of the Sublease Term shall be appropriately prorated.

(c)	Sublandlord may upon reasonable prior written notice (which notice shall include Master Landlord’s address and Master Landlord’s acknowledgement of such notice) instruct Subtenant to make any payment of Subtenant’s Rent directly to Master Landlord, in which event Subtenant shall timely make all such payments so instructed directly to Master Landlord (with a copy of the check to be contemporaneously forwarded by Subtenant to Sublandlord at the time of making of each such payment), and in such event Sublandlord shall have no responsibility to Subtenant for the payment of any such amount, and Subtenant shall be solely responsible for any interest or late charges that may be imposed as a result of any failure of Subtenant to have timely and properly made any such payment to Master Landlord. Any payment made directly by Subtenant to Master Landlord at the request of Sublandlord shall be credited against any of Subtenant’s Rent due under this Sublease as and when received by Master Landlord.
7. Use.
     Subtenant shall use and occupy the Sublease Premises only for the purposes permitted under, and in a manner consistent with, the provisions of the Master Lease. Subtenant will pay for any damage to any part of the Sublease Premises, Building or Center, subject to any applicable waiver of subrogation provisions, if (i) caused by any act or omission by Subtenant or Subtenant’s employees, agent, licensees, contractors or invitees and (ii) Sublandlord is required to pay for such damage under the Master Lease. Subtenant will comply with applicable provisions of the Master Lease and the Center’s Rules and Regulations.
8. Operating Costs, Real Estate Taxes and Utilities.
(a)	Commencing on the Sublease Commencement Date, Subtenant shall pay Subtenant’s Pro Rata Share (as defined below) of Operating Costs (as defined in the Master Lease), Real Property Taxes (as defined in the Master Lease), and insurance costs incurred by Sublandlord under the Master Lease. Subtenant’s Pro Rata Share is sixty-nine and three quarters percent (69.75%), which represents the ratio of the Rentable Square Footage of the Sublease Premises to the Rentable Square Footage of the Master Lease Premises (“Subtenant’s Pro Rata Share”). Subtenant’s Pro Rata Share shall be computed by Sublandlord on a monthly or other periodic basis selected by Sublandlord. Subtenant’s shall pay the amount of such pro rata share within ten (10) business days after receipt of a statement from Sublandlord.

(b)	Sublandlord may incur actual, third-party, out-of-pocket costs and expenses related to the operation of the Center or Campus, as more specifically described on Exhibit I attached hereto (collectively, “Additional Operating Costs”). Subtenant shall be responsible for reimbursing Sublandlord for Subtenant’s prorate share of such Additional Operating Costs as provided below. Subtenant’s pro rata share of Additional Operating Costs shall be one hundred percent (100%) with respect to Additional Operating Costs that are incurred by Sublandlord for the sole benefit of the Sublease Premises. To the extent that the Additional Operating Costs are not for the sole benefit of the Sublease Premises and benefit or are related to the Campus and/or Center as a whole, then Subtenant’s pro rata share of the Additional Operating costs shall represent the ratio of the Rentable Square Footage of the Sublease Premises to the Rentable Square Footage of the Campus and/or the Center, as applicable; provided, however, that in no event shall Subtenant have any obligation to reimburse Sublandlord for any Additional Operating Costs that are incurred for the sole benefit of the premises located at 11404 Sorrento Valley Road. Subtenant shall pay the amount of such pro rata share within ten (10) business days after receipt of a statement from Sublandlord along with reasonable documentary evidence of Sublandlord’s payment of such costs. Subtenant shall bear such Additional Operating Costs commencing on the Sublease Commencement Date. The Additional Operating Costs shall be included in the defined term Subtenant’s Rent.

(c)	To the extent not separately metered or monitored with respect to the Sublease Premises, Sublandlord shall use commercially reasonable efforts to provide those utilities set forth in Exhibit G attached hereto (as provided in the Sublease Premises, the “Utilities”). Subtenant shall be responsible for its Pro Rata Share of Sublandlord’s cost of those Utilities in accordance with Paragraph 8(a) above. Sublandlord shall in no way be liable or responsible for any loss, damage or expense the Subtenant may sustain or incur by reason of any change, failure, interruption, interference or defect in the supply or character of the electricity or other Utilities supplied to the Sublease Premises. Sublandlord makes no representation or warranty as the suitability of the Utility service for Subtenant’s requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute any actual or constructive eviction, in whole or in part, or entitle Subtenant to any abatement or diminution of rent, or relieve Subtenant of any of its obligations under this Sublease. Sublandlord shall not be liable in damages or otherwise for any failure or interruption of any Utility service, and no such failure or interruption shall entitle Subtenant to terminate this Sublease or abate the rent due hereunder.

9. Status of Master Lease.
(a)	Sublandlord and Subtenant confirm and agree that this Sublease is subject and subordinate to all of the terms, covenants and conditions of the Master Lease and to the matters to which the Master Lease shall be subordinate. Without limiting the generality of the foregoing, in the event of termination of Sublandlord’s interest under the Master Lease for any reason (including, without limitation, upon the occurrence of any casualty or condemnation pertaining to the Sublease Premises) this Sublease shall terminate coincidentally therewith and Sublandlord shall return to Subtenant the Security Deposit and any prepaid Subtenant’s Rent not applied to a default of Subtenant within twenty (20) days of such termination.

(b)	Sublandlord represents to Subtenant that the Master Lease represents that entire agreement between Master Landlord and Sublandlord respecting the subject matter thereof, is in full force and effect, and, that to Sublandlord’s knowledge, no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Sublandlord, or, to Sublandlord’s knowledge, the Master Landlord. Sublandlord agrees to perform all of its obligations under the Master Lease and, except for a termination of the Master Lease in connection with a casualty or condemnation pursuant to Sublandlord’s express rights as set forth therein, to maintain the Master Lease in full force and effect, except to the extent that any failure to maintain the Master Lease is due to the failure of Subtenant to comply with any of its obligations under this Sublease. Sublandlord shall not amend or modify the Master Lease in such a manner as to materially adversely affect Subtenant’s use of the Subleased Premises or increase the obligations or decrease the rights of Subtenant hereunder, without the prior written consent of Subtenant, which may be granted or withheld at Subtenant’s sole discretion.

(c)	If Sublandlord fails to pay any sum of money to Master Landlord, or fails to perform any other act on its part to be performed under the Master Lease or this Sublease, then Subtenant may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable by Sublandlord to Subtenant upon demand.

(d)	In the event that Subtenant desires to make any alterations or improvements, or otherwise take any action that will require the consent of Master Landlord, then Subtenant shall process such consent with the Master Landlord. Sublandlord shall cooperate, at no cost or expense to Sublandlord in connection with Subtenant obtaining such consent of Master Landlord.
10. Incorporation of Master Lease Terms.
(a)	The applicable terms, covenants and conditions contained in the Master Lease are hereby incorporated herein and shall, as between Sublandlord and Subtenant, constitute additional terms, covenants and conditions of this Sublease, except to the extent set forth below. Except as provided in this Paragraph 10, all references in the Master Lease to “Landlord” “Tenant” “Lease” “Premises” “Commencement Date” and “Rent” shall, for purposes of incorporation thereof into this Sublease, mean and refer to “Sublandlord”, “Subtenant”, “Sublease”, “Sublease Premises”, “Sublease Commencement Date” and “Subtenant’s Rent”, respectively. Subtenant agrees to be bound by the provisions of the Master Lease incorporated herein and to keep, observe and perform for the benefit of the Master Landlord and Sublandlord each off the terms, covenants and conditions on its part to be kept, observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by Sublandlord as Tenant under the Master Lease with respect to the Sublease Premises. Without limiting the foregoing, Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term, covenant or condition of the Master Lease. Subtenant shall under no circumstances have any rights with respect to the Sublease Premises greater than Sublandlord’s rights under the Master Lease.

(b)	In the event of conflict between any provision of the Master Lease which is incorporated herein as described above in this Paragraph 10 and any provision of this Sublease, the provisions of this Sublease shall control.

(c)	The following Sections and provisions of the Mater Lease do not apply to, shall not be a part of, and are not incorporated into this Sublease.

Specific Section Excluded
Section	Subject Matter	If not entire Section)
Section 1	Basic Lease Terms	1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.9, 1.10

Section 2	The Premises

Section 3	Lease Term

Section 4	Rent	Section 4.1 (Minimum Monthly Rent)

Section 5	Security Deposit
Section 6	Operating Expenses	6.1, 6.2, 6.5
Section 8	Real Property Taxes	8.1, 8.2
Section 16	Damage and Destruction
Section 17	Condemnation
Section 18	Assignment and Subletting	18.2(c)
Section 20	Surrender	20.4

Section 21	Default by Tenant	Section 21(d)(v)
Section 23	Default by Landlord	23.3(a)
Section 24	General Provisions	24.6

Exhibits B “Rules and Regulations” and C “Sign Criteria” to the Master Lease shall be incorporated into this Sublease but all other exhibits and references thereto shall be excluded.

(d)	References in the following sections of the Master Lease to “Landlord” shall be deemed to refer to Master Landlord only: 7.2, 9.1, 9.4, 9.7, 11.5, and 24.24.

(e)	The reference to “Avanir Pharmaceuticals” in Section 14.2 shall be deemed to refer to Halozyme, Inc.

(f)	Sublandlord and Subtenant agree that Sublandlord shall not be responsible or liable to Subtenant for the performance or non-performance of any obligations of Master Landlord under the Master Lease, and in furtherance thereof agree as follows:
(i)	Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be required to (A) provide or perform any insurance and services or any alterations, improvements, improvement allowances or other construction obligations as to the Sublease Premises, (B) perform any maintenance or make any of the repairs to the Sublease Premises, Building or the Center, (C) comply with any laws or requirements of governmental authorities regarding the maintenance or operation of the Sublease Premises after Subtenant takes possession of the Premises or prior thereto the extent required to be complied with by Master Landlord under the Master Lease, (D) take any other action relating to the operation, maintenance, repair, alteration or servicing of the Sublease Premises that Master Landlord may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease, or (E) provide Subtenant with any rebate, credit, allowance or other concession required of Master Landlord for any reason pursuant to the Master Lease unless Sublandlord receives a rent abatement with respect to the Sublease Premises and Subtenant is not in default of its obligations under the Sublease, beyond all applicable notice and cure periods. Sublandlord makes no representation or warranty of quiet enjoyment as to any persons claiming by, through or under Master Landlord, but Sublandlord represents and warrants quiet enjoyment as against any person claiming by, through or under Sublandlord.

(ii)	Sublandlord agrees, upon request of Subtenant, to use reasonable efforts, at Subtenant’s sole cost and expense, to cause Master Landlord to provide, furnish, or comply with any of Master Landlord’s obligations under the Master Lease or to provide any required consents or approvals; provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which, in Sublandlord’s reasonable judgment, might give rise to a default by Sublandlord under the Master Lease. Such efforts shall include, without limitation, upon Subtenant’s request, notifying Master Landlord within two (2) business days of its non-performance under the Master Lease and requesting that Master Landlord perform its obligations thereunder. If Master Landlord shall default in the performance of any of its obligations under the Master Lease or at law, Sublandlord shall, upon request and at the expense of Subtenant, cooperate with Subtenant in the prosecution of any reasonable action or proceeding, in order to have Master Landlord (A) make such repairs, furnish such electricity, provide such services or comply with any other obligation of Master Landlord under the Master Lease or as required by law, (B) compensate Subtenant for any earlier default by Master Landlord in the payment or performance of its liabilities and obligations under the Master Lease during the Sublease Term, and/or (C) assigning Sublandlord’s rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Master Landlord to obtain the performance of Master Landlord’s obligations under the Master Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith (with any matter affecting the Sublease Premises, or a proportionate share of such costs if the matter also effects the Master Premises), and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith.

(iii)	Subtenant shall not make any claim against Sublandlord for any damage which may arise by reason of: (i) the failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease; or (ii) the acts or omissions of Master Landlord or its employees, agents, licensees, contractors or invitees.

(iv)	Subtenant agrees that any waiver of liability, waiver of subrogation rights, or indemnification provisions in the Master Lease which are incorporated herein as waivers or obligations of Subtenant (including, but not limited to, in Sections 9.5, 12.2, 13 and 14.5 of the Master Lease, to the extent applicable to and incorporated in this Sublease), shall be deemed expanded so as to provide for Subtenant to make such waivers and provide such indemnities not only in favor of Sublandlord, but also in favor of Master Landlord, and the respective affiliated employees, agents and the like of both Sublandlord and Master Landlord as enumerated in such provisions.
(g)	In the event that Sublandlord, as Tenant, is entitled to termination rights for all or a portion of the Sublease Premises, including, without limitation, as a result of (i) damage and destruction under Section 16 of the Master Lease, or (ii) a partial condemnation under Section 17 of the Master Lease, then Subtenant shall be entitled to similar termination rights with respect to the portion or all of the

Sublease Premises affected, regardless of whether or not Sublandlord seeks to enforce such termination rights under the Master Lease.

(h)	In the event that Sublandlord, as Tenant, receives a rent abatement for all or a portion of the Sublease Premises, including, without limitation, as a result of (i) damage and destruction under Section 16 of the Master Lease, or (ii) a partial condemnation under Section 17 of the Master Lease, then Subtenant shall be entitled to similar abatement of Subtenant’s Rent with respect to the portion or all of the Sublease Premises affected.

(i)	Notwithstanding the incorporation of Section 6 of the Master Lease, Subtenant shall only be responsible for its proportionate share of Operating Costs, Real Property Taxes and insurance costs incurred by the Master Landlord under the Master Lease and charged through to Sublandlord. Subject to the provisions of Section 8(b) above, under no circumstances shall Subtenant be liable for any such costs directly incurred by Sublandord.
11. Insurance.
     Subtenant shall comply at all times and in all respects with the provisions of Section 9 of the Master Lease with regard to the maintenance of insurance by “Tenant”. Such insurance shall name, as additional insureds, Master Landlord, Sublandlord and any other parties required to be named under the terms of the Master Lease, and a policy or certificate thereof shall be provided to Sublandlord not later than two (2) business days prior to the Sublease Commencement Date. The maintenance of insurance coverage with respect to the Sublease Premises and any property of Subtenant shall be the sole obligation of Subtenant. All insurance required to be maintained by Subtenant shall provide for thirty (30) days prior written notice to Sublandlord and Master Landlord in the event of any termination or reduction in coverage of such insurance. All property insurance policies which either Party obtains affecting the Sublease Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other Party or Master Landlord. Sublandlord and Subtenant waive any rights of recovery against the other for any actually insured injury or loss including all amounts within any deductible or self-insured retention amount applicable to any such insured injury or loss.
12. Surrender of Sublease Premises; Holding Over.
(a)	As soon as its right to possession ends, Subtenant shall surrender the Sublease Premises to Sublandlord in as good repair and condition as when Subtenant first occupied, except for reasonable wear and tear and those improvements that Sublandlord made to the Sublease Premises that were not otherwise acquired by Subtenant in connection with this Sublease, or as otherwise consented to by the Master Landlord in the consent. Subtenant will concurrently deliver to Sublandlord all keys to the Sublease Premises, and restore any locks that it has changed to the system that existed at the commencement of the Sublease Term. If possession is not immediately surrendered, Sublandlord may enter upon and take possession of the Sublease Premises and expel or remove Subtenant and any other person who may be occupying the Sublease Premises or any part thereof.

(b)	(b) At the expiration or termination of the Sublease Term, Sublandlord may require the removal of any or all furniture, personal property and equipment from the Sublease Premises, and the restoration of the Sublease Premises to its prior condition, except for reasonable wear and tear, at Subtenant’s expense. All of Subtenant’s furniture, personal property and equipment on or about the Sublease Premises, shall be removed from the Sublease Premises by Subtenant at the expiration or termination of the Sublease Term. All removals by Subtenant will be accomplished in a good and workmanlike manner so as not to damage any portion of the Center, Building or the Master Lease Premises and Subtenant will promptly repair and restore all damage done except for normal wear and tear. If Subtenant does not so remove any property which it has the right or duty to remove, Sublandlord may immediately either claim it as abandoned property, or remove, store and dispose of it in any manner Sublandlord may choose, at Subtenant’s cost and without liability to Subtenant or any other party.

(c)	As a condition to this Sublease and to facilitate Sublandlord’s performance of its obligations under the Master Lease, Subtenant agrees that Sublandlord shall be entitled to enter the Sublease Premises, upon two (2) business days’ advance notice to Subtenant, at any time during the ten (10) days preceding the Sublease Expiration Date for the purpose of making any repairs or modifications or removing any alterations or other improvements required under the terms of the Master Lease to the extent the same will not materially interfere with Subtenant’s continuous use of the Sublease Premises for the purposes of conducting its business therein. Sublandlord’s right to enter the Sublease Premises under this Paragraph 12(c) shall not be exclusive of any other right of entry Sublandlord may have under the terms of this Sublease.

(d)	If Subtenant does not surrender the Sublease Premises as required and holds over after its right to possession ends, Subtenant shall become a tenant at sufferance only, at a monthly rental rate equal to the greater of (i) one hundred fifty percent (150%) of the total Subtenant’s Rent payable in the last prior full month, or (ii) the amount payable by Sublandlord as “Tenant” under the Master Lease as a result of such holdover, without renewal, extension or expansion rights, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Nothing other than a fully executed written agreement of the Parties creates any other relationship. Subtenant will be liable for Sublandlord’s loss, costs and damage from such holding over, including, without limitation, those from Sublandlord’s delay in delivering possession to other parties. These provisions are in addition to other rights of Sublandlord hereunder and as provided by law.
13. Waiver and Indemnification.
     The provisions of the Master Lease relating to waiver of liability, waiver of subrogation and indemnification shall apply to this Sublease as incorporated by Paragraph 10 hereof.

14. Hazardous Materials.
(a)	The provisions of the Master Lease relating to Hazardous Materials shall apply to this Sublease as incorporated by Paragraph 10. Notwithstanding anything in this Sublease to the contrary, Subtenant shall have no liability or obligation whatsoever for any Hazardous Materials located in, on or about the Center, Building or Sublease Premises prior to the Sublease Commencement Date or that migrate onto the property on which the Center is located or appear within the Center, Building, or Sublease Premises, provided that neither Subtenant nor its employees, agents, licensees, contractors or invitees was the cause or source of such Hazardous Materials.

(b)	To the extent required by law or for Subtenant’s use and occupancy of the Building and Sublease Premises, Sublandlord shall cause, at its sole cost and expense, any and all such Hazardous Materials discovered in, on or about the Building or Sublease Premises to be removed or otherwise remediated.
15. Notices.
     In the event any notice from the Master Landlord or otherwise relating to this Sublease or the Master Lease is delivered to, or is otherwise received by, Sublandlord, then Sublandlord shall, as soon thereafter as possible, but in any event within forty-eight (48) hours, deliver such notice to Subtenant if such notice is written or advise Subtenant thereof by telephone if such notice is oral. All notices, demands, statements and other communications that may or are required to be given by either Party to the other hereunder shall be in writing and shall be (i) personally delivered to the address or addressee provided herein, or (ii) sent by certified mail, postage prepaid and return receipt requested or (iii) delivered by a reputable messenger or overnight courier service and, in any case, addressed as follows:

If to Sublandlord:	Avanir Pharmaceuticals
c/o Chief Financial Officer
101 Enterprise, Suite 300
Aliso Viejo, CA 92656
Attention: Michael J. Puntoriero

With a copy to:	Goodwin Procter LLP
4370 La Jolla Village Drive, Suite 400
San Diego, CA 92122
Fax: (858) 232-0349
Attention: Ryan Murr, Esq.

If to Subtenant prior to the Sublease Commencement Date:	Halozyme, Inc.
11588 Sorrento Valley Rd, Suite 17
San Diego, CA 92121
Fax: (858) 259-2539
Attention: Chief Financial Officer

If to Subtenant after the Sublease Commencement Date	Halozyme, Inc.
11388 Sorrento Valley Rd
San Diego, CA 92121
Fax: TBD
Attention: Chief Financial Officer

With a copy to:	Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105-2482
Fax: (415) 268-7522
Attention: Derek Boswell, Esq.
Any notice or document addressed to the Parties hereto at the respective addresses set forth on this Sublease or at such other address as they may specify from time to time by written notice delivered in accordance with this Paragraph 15 shall be considered delivered (w) in the case of personal delivery, at the time of delivery or refusal to accept delivery; (x) on the third day after deposit in the United States mail, certified mail, postage prepaid; (y) in the case of reputable messenger or overnight courier service, upon delivery or refusal to accept delivery; or (z) in the event of failure of delivery by reason of changed address of which no notice was delivered or refusal to accept delivery, as of the date of such failure or refusal. If any such day of delivery is not a business day, the notice or document will be considered delivered on the next business day.
16. Security Deposit.
     Within one business day of the Effective Date, Subtenant shall provide Sublandlord with a letter of credit for the full initial amount of the Security Deposit listed in Paragraph 1(a) (the “Letter of Credit”). Such Letter of Credit shall be in a form and substance reasonably acceptable to Sublandlord (with the form attached hereto as Exhibit “D” deemed acceptable). The Letter of Credit shall have an original term of no less than one year with provisions for extensions unless sixty (60) days prior notice is given to Sublandlord by the issuing bank Subtenant shall keep the Letter of Credit in force throughout the Term and for sixty days after (i) the Sublease Expiration Date of the Term or (ii) the earlier termination of the Term, except that if such earlier termination is based on Subtenant’s default, Subtenant shall keep the Letter of Credit in force until sixty days after the date when the Term would have expired had it not been earlier terminated. Subtenant shall deliver to Sublandlord a renewal Letter of Credit no later than thirty days prior to the expiration date of any Letter of Credit issued under this Paragraph 16, and if Subtenant fails to do so, Sublandlord may draw the entire amount of the expiring Letter of Credit and hold the proceeds in cash for the same purposes as the Letter of Credit. The Letter of Credit shall be issued by Silicon Valley Bank (or other bank satisfactory to and approved in advance by Sublandlord). The Letter of Credit shall be reduced to $300,000 on July 1, 2008. On the third anniversary of the Sublease Commencement Date and thereafter on each anniversary thereof, the principal amount of the Letter of Credit shall be reduced by $50,000; provided, however, that Parent’s unrestricted cash and marketable securities on hand are greater than the amount of cash used in operations for the prior 6 months), as reflected in Halozyme Therapeutics, Inc.’s most recently filed 10-Q or 10-K.

17. Assignment and Subletting.
     Subject to the prior written consent of both Sublandlord (which shall not be unreasonably withheld, conditioned or delayed) and Master Landlord, Subtenant shall have the same rights as Sublandlord enjoys as Tenant under such portions of Section 18 of the Master Lease as are incorporated herein, to assign this Sublease or sub-sublease the Sublease Premises. Except in connection with a Permitted Transfer (as defined below), Sublandlord shall have the right to fifty percent (50%) of all subrent or other consideration (net of Subtenant’s reasonable expenses in connection with such assignment or sub sublease, including, without limitation, brokerage commissions, legal costs, and tenant improvement costs or allowances) to be paid to Subtenant under the terms of any assignment or sub sublease in excess of the total Subtenant’s Rent due hereunder. Notwithstanding anything in this Sublease to the contrary, Subtenant may assign the Sublease or sublet the Sublease Premises, or any portion thereof, without Sublandlord’s consent, to any entity which controls, is controlled by, or is under common control with Subtenant; to any entity which results from a merger of, reorganization of, or consolidation with Subtenant; to any entity which acquires substantially all of the stock or assets of Subtenant, as a going concern, with respect to the business that is being conducted in the Sublease Premises (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the majority capital stock of Subtenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Subtenant, or (2) Subtenant is or becomes a publicly traded corporation. Sublandlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.
18. Interest on Subtenant’s Obligations.
     Any Subtenant’s Rent or other charge, expense or other sum due from Subtenant to Sublandlord under this Sublease which is not paid on the date due, shall bear interest from the date such payment is due until paid (computed on the basis of a 365-day-year) at the lesser of (a) the maximum lawful rate per annum or (b) twelve percent (12%) per annum. The payment of such interest shall not excuse or cure a default by Subtenant hereunder.
19. Authority.
     By delivering this Sublease, each Party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate or partnership action and that the person(s) executing same have been duly authorized to do so.
20. Signage and Access.
     Subject to Master Landlord’s approval, Subtenant shall have the right to install signage at the Center, Building and Sublease Premises, at its sole cost and expense, subject to, and in compliance with, the provisions of the Master Lease. In addition, subject to Master Landlord’s approval, Subtenant shall have the right, at its sole cost and expense, to install signage that is visible from Sorrento Valley Road, subject to the provisions of the Master Lease. At its cost, Subtenant shall remove any such signage at the expiration of the Sublease Term and repair any damage caused thereby.

21. Commissions.
     Sublandlord has entered into certain listing agreements with Grubb & Ellis/BRE Commercial, pursuant to which Sublandlord shall pay any commission payable in connection with this Sublease. Sublandlord hereby represents and warrants to Subtenant, and Subtenant hereby represents and warrants to Subtenant, that no other broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Sublease or to its knowledge is in any way connected with any such transactions. In the event of any other claims for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Sublease, then Subtenant shall indemnify, save harmless and defend Sublandlord from and against such claims if they shall be based upon any statement, representation or agreement by Subtenant, and Sublandlord shall indemnify, save harmless and defend Subtenant from and against such claims if they shall be based upon any statement, representation or agreement by Sublandlord.
22. Captions.
     The captions in this Sublease are used for convenience and reference only and are not to be taken as part of this Sublease or to be used in determining the intent of the Parties or otherwise interpreting this Sublease.
23. Successors and Assigns.
     Subject to the restrictions on assignment set forth in this Sublease, this Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns.
24. Parking.
     Subtenant shall have the non-exclusive right to use all parking areas available to Sublandlord under the Master Lease, which are adjacent to 11404 Sorrento Valley Road, provided Subtenant shall not use more than fifty-two (52) spaces at any one time, which represents Subtenant’s Pro Rata Share or parking spaces at the Center.
25. Master Landlord Consent.
     This Sublease shall not become effective and shall not be deemed to be an offer to sublease or create any rights or obligations between Subtenant or Sublandlord unless and until Sublandlord and Subtenant have executed and delivered the same, and Master Landlord has executed and delivered a consent to this Sublease in the form attached hereto as Exhibit E, with such changes as may reasonably be accepted by Subtenant and Sublandlord as long as Master Landlord does not change the non-disturbance language of paragraph 4 of the consent set forth in Exhibit E. Subtenant shall use commercially reasonable efforts to obtain the consent of Master Landlord promptly following mutual execution hereon. If no such consent to this Sublease is given by Master Landlord within thirty (30) days after the delivery of a copy of the fully executed Sublease to Master Landlord, then either Sublandlord or Subtenant shall have the right, by written notice to the other, to terminate this Sublease at any time prior to such consent from

Master Landlord being given. By delivering this Sublease, each Party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate or partnership action and that the person(s) executing same have been duly authorized to do so.
     In the event the Master Lease is terminated prior to the expiration of the Sublease Term, whether as a result of a voluntary termination by Sublandlord or a default on the part of Sublandlord, this Sublease shall, upon notice from Master Landlord to Subtenant, remain in full force and effect as a direct lease between Subtenant and Master Landlord (in which event Subtenant shall attorn to Master Landlord).
26. Financial Statements.
     Subtenant represents, warrants and covenants that any financial statements heretofore furnished to Sublandlord, in connection with this Sublease, are accurate and are not materially misleading.
27. Furniture, Fixtures and Equipment.
     As of the Sublease Commencement Date, Sublandlord does hereby sell, transfer, and convey to Subtenant the furniture, fixtures and equipment described on Exhibit C attached hereto (the “FF&E”) for a purchase price of $173,000.00. Sublandlord covenants and warrants that it has full legal title to the FF&E and that the FF&E is free and clear of any and all security agreements, financings statements or other liens and encumbrances. Except as set froth in the immediately preceding sentence, the FF&E is sold to Subtenant in its then “as-is” condition, and Sublandlord makes no, and Subtenant acknowledges it is not relying on any, representation or warranty of any kind whatsoever, express or implied, as to any other matters concerning the FF&E including, without limitation, any implied warranties of merchantability or fitness for a particular purpose.
28. Parent Guaranty.
     Concurrent with the execution of this Sublease, Parent covenants and agrees to execute a guaranty substantially in the form attached hereto as Exhibit H.
29. Miscellaneous.
(a)	Time is of the essence of each and every term of this Sublease.

(b)	Subtenant waives any right it may now or hereafter have (i) for exemption of property from liability for debt or for distress for rent or (ii) relating to notice or delay in levy of execution in case of eviction for nonpayment of rent.

(c)	If there is more than one party constituting Subtenant, their obligations are joint and several, and Sublandlord need not first proceed against all of them before proceeding against any or all of the others.

(d)	Subtenant acquires no rights by implication from this Sublease, and is not a beneficiary of any past, current or future agreements between Sublandlord and third parties.

(e)	California law governs this Sublease. Neither Party may record this Sublease or a copy or memorandum thereof. Submission of this Sublease to Subtenant is not an offer, and Subtenant will have no rights hereunder until each Party executes a counterpart and delivers it to the other Party.

(f)	This Sublease cannot be changed or terminated orally. All informal understandings and agreements, representation or warranties heretofore made between the Parties are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant as to the subleasing of the Sublease Premises.

(g)	Each and every indemnification obligation set forth in this Sublease, or incorporated into this Sublease from the Master Lease, shall survive the expiration or earlier termination of the term of this Sublease.

(h)	If, for any reason, any suit be initiated between Sublandlord and Subtenant to interpret or enforce any provision of this Sublease, the prevailing Party shall be entitled to recover from the other Party its legal costs, expert witness expenses, and reasonable attorneys’ fees, as fixed by the court.

(i)	The Parties mutually acknowledge that this Sublease has been negotiated at arm’s length. The provisions of this Sublease shall be deemed to have been drafted by all of the Parties and this Sublease shall not be interpreted or constructed against any Party solely by virtue of the fact that such Party or its counsel was responsible for its preparation.

(j)	This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
[Remainder of page intentionally blank]

     IN WITNESS WHEREOF, this Sublease has been executed as of the day and year first above written.

“SUBLANDLORD”:

AVANIR PHARMACEUTICALS,
a California corporation

By:	/s/ Michael J. Puntoriero
Name:	Michael J. Puntoriero

Title:	CFO

“SUBTENANT”:

HALOZYME, INC.,
a California corporation

By:	/s/ Jonathan Lim

Name:	Jonathan Lim

Title:	President and CEO

The undersigned “Parent” has executed this Sublease for the purpose of affirming its obligation under Section 28.

“PARENT”:
HALOZYME THERAPEUTICS, INC.,
a Nevada corporation

By:	/s/ Jonathan Lim
Name:	Jonathan Lim

Title:	President and CEO

EXHIBIT A
MASTER LEASE
(Intentionally omitted)

A-1

EXHIBIT B
FLOOR PLAN OF SUBLEASE PREMISES
(Intentionally omitted)

B-1

EXHIBIT C
FURNITURE, FIXTURES AND EQUIPMENT
Avanir Office Furniture:
Note: Chairs included only where stated so.
White and Silver Furniture:
25 – private office units – U shaped desk, (2 or 3) wall mounted upper cabinets, 2-drawer lateral file cabinet, rolling 3-drawer unit (not including chairs)
9 – cubicles – U shaped desk w/transaction counter, (3) wall mounted upper cabinets, 2-drawer lateral file cabinet, rolling 3-drawer unit.
2 – large cubicles – L shaped desk, (2) partition mounted upper cabinets, 2-drawer lateral file cabinet, rolling 3-drawer unit
1 – 3 person office unit – 9’ X 12’ L shaped desk,(4) wall mounted upper cabinets, 2-drawer lateral file cabinet
1 – reception unit – same as cubicles except no upper cabinets
1 – conference room table, seats 8 – (2) end pieces, (2) mid pieces w/cable trays, pieces on rollers and interlock with each other
1 – conference room table w/chairs, seats 8 – (2) end pieces, (2) mid pieces w/cable trays, pieces on rollers and interlock with each other
4 – 3 person work stations (each 3 person station mounts to 1 wall) – partitioned work area, work surface, upper and lower cabinets, use flat screen monitors mounted on wall
Black & Maple Office Units
5 – desks w/return, credenza, hutch, bookcase
4 – 3’ X 5’ desks
1 – 3’ X 5’ desk w/return
Office Chairs – 25 Herman Miller Aeron
Conference Center Furniture
30 tables – seats 3, rigid detachable tops, folding legs, with rolling racks for storage 100 chairs – with rolling storage racks
Boardroom Table w/ chairs, Seats 20 – Granite table top, 4 pedestals w/data ports, etc.
6 ft. X 15ft. 6 in.
Conference Table w/chairs (8) – Dark wood, racetrack shape
CEO’s Desk - Granite top, 2 work surfaces

High Density Rolling File System – 12 cabinet system
High Density Rolling File System – 13 cabinet system
Additional Items
Whiteboards – Multiple throughout buildings
Intercom system for both buildings with an emergency evacuation announcement system
Café Furniture
(We use Conf. Ctr. tables and chairs)
10 – Barstools
3 – Top of the line Microwave Ovens
2 – Refrigerators/freezers w/icemakers
Kitchens
2 – Refrigerator/Freezers w/icemakers
2 – Microwave ovens
6 – Reverse osmosis water filtering systems
               (2 in Café, 1 in every kitchen – upstairs, Boardroom, downstairs, Conference Center)
1 – Refrigerator under counter in Boardroom kitchen
1 – Freezer under counter in Boardroom kitchen
Misc.
Multiple first aid boxes throughout bldgs. (need refill)
Multiple clocks throughout

VIVARIUM ASSETS
Item Description	Serial Number	Asset Tag #	Disposition
Aluminum Dunnage Racks: 5' x 18" 16 ea
Aluminum Dunnage Racks: 4' x 18" 6 ea
Aluminum Dunnage Racks: 3' x 18" 4 ea
Baker SterilGard BSC Class II Type A/B3 2 feet	SC46077V	00076 LDK	proc room
EZ Anesthesia — Isoflurane vaporizer with flow meter, manifold and stand and oxygen regulator and accessories	EZ061		proc room
EZ Anesthesia — Model EP-1100 low pressure CO2 regulator w/6' hose & quick disconnect			11404
Gaymar T/Pump Model TP-500	TP500 B30D78
Primus Autoclave PSS5-B-MESD	15873		11404
Scientec Bottle Filler w/20 bottle racks	660	20501 AVN	11404
Washer, Bottle and Cage, Steris Basil CW400 double door	3604803001	20772 AVN	11404
LabConco Bedding Disposal Station		20614 AVN	11404
Hotpoint Refrigerator/Freezer		00668 LDK	proc room
Kenmore Refrigerator/Freezer Model 106.74942400	ER3829566	20818 AVN	rm 138
Kenmore Box Freezer 25"W x 22"D — ANCIENT			11404
Labconco 6' BSC, Model 3623043726	—	—	rm 144
Labconco 6' BSC, Model 3623043726	—	—	rm 145
Labconco 6' BSC, Model 3623043726	—	—	rm 146
Sentry Fire Safe Model S3417

VIVARIUM ASSETS
Item Description	Serial Number	Asset Tag #	Disposition
5' SS table w/drawer		20624 AVN	rm 158
5' SS table w/drawer		20626 AVN	rm 157
5' SS table			hall
5' SS table with splashguard
5' SS table
5' SS table with drawer and splashguard
Allentown Caging Equipment SS 7 shelf rack - 9 each
Allentown Caging Equipment SS 5 shelf rack - 2 each
Allentown Caging Equipment 2x3 Rabbit Rack		20613 AVN
Rabbit Restrainer - unused PlasLabs Model 502-AR
Rabbit Restrainer - unused in box Plas Labs Model 503-XL
Nalgene Mouse Metabolic Cages w/stands & accessories 5 sets
Eagle Model 1924 12 gal. Capacity Flammable Cabinet
vortexers 3 ea
red biohazard trash containers w/step-on lid, 5 ea
scales - multiple AccuLab for animal weights
All caging and assorted “soft” items not listed
Stainless steel shelving on walls
ADDITIONAL PROPERTY
1.	Networking Equipment – 1, 5308 Switch

2.	Videoconferencing Equipment in the board room

3.	Audio-visual Equipment in the conference center

4.	1, 4 ft. biosafety cabinet

5.	2, double-stack CO2 incubators

6.	Autoclave (currently located in the vivarium at 11388 Sorrento Valley Road)

7.	Generators:
a.	11388 Sorrento Valley Road
Spectrum Detroit Diesel
Sales order # 1867450
Generator Set Model 300DSE
S/N 0707976
Spec GM13659-GA1S
Gen. Model 4VA13
Hours - 182.7

b.	11404-11408
Spectrum Detroit Diesel
Sales order # 3270063
Generator Set Model 300DSE
S/N 0749628
Spec GM13659-GA1S
Gen. Model 4VA13
Hours - 150.6

EXHIBIT D
FORM OF LETTER OF CREDIT
BENEFICIARY:
AVANIR PHARMACEUTICALS, INC.
CORPORATE HEADQUARTERS
101 ENTERPRISE, SUITE
ALISO VIEJO, CA 92656
AS “SUBLANDLORD”
APPLICANT:
HALOZYME, INC.
11588 SORRENTO VALLEY ROAD, SUITE 17
SAN DIEGO, CA 92121
AS “SUBTENANT”
AMOUNT: US $400,000.00 (FOUR HUNDRED THOUSAND AND NO/100 U.S.) DOLLARS)
EXPIRATION DATE:                                  , 20
LOCATION: SANTA CLARA, CALIFORNIA
LADIES AND GENTLEMEN:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF ___ IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:
1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:
A)	“THE AMOUNT DRAWN PER THE ACCOMPANYING SIGHT DRAFT IS DUE TO SUBLANDLORD UNDER THAT CERTAIN SUBLEASE AGREEMENT DATED [INSERT DATE] BY AND BETWEEN HALOZYME, INC. AS SUBTENANT, AND BENEFICIARY, AS SUBLANDLORD BECAUSE SUBTENANT

OWES SUCH AMOUNTS AS A DRAW UPON SUBTENANT’S SECURITY DEPOSIT AS DEFINED IN SECTION 17 THEREUNDER.”
OR
B)	“SUBLANDLORD HAS NOT RECEIVED AN AMENDMENT EXTENDING THE EXPIRATION DATE OF SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF FOR AN ADDITIIONAL ONE (1) YEAR PERIOD OR AN ACCEPTABLE LETTER OF CREDIT IN REPLACEMENT AND SUBLANDLORD IS THUS ENTITLED TO DRAW UPON THE BALANCE OF THIS LETTER OF CREDIT.”
     THE SUBLEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID SUBLEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.
PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. IN THE EVENT BENEFICIARY ELECTS TO DRAW UPON THIS LETTER OF CREDIT FOR LESS THAN THE FULL STATED AMOUNT HEREOF, THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT WILL BE REDUCED BY THE AMOUNT OF ANY PARTIAL DRAWINGS HEREUNDER.
     THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.
     WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.
     THE AMOUNT OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY DECREASED WITHOUT AMENDMENT(S) TO THE NEW AGGREGATE AMOUNT(S) ON THE EFFECTIVE DATES BELOW, PROVIDED THAT THE AVAILABLE AMOUNT EXCEEDS THE AGGREGATE AMOUNT(S) LISTED BELOW AND ISSUING BANK HAS NOT RECEIVED WRITTEN NOTICE FROM AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY BY OVERNIGHT COURIER AT LEAST TEN (10) BUSINESS DAYS PRIOR TO ANY SCHEDULED REDUCTION DATE, ADVISING ISSUING BANK THAT APPLICANT IS IN DEFAULT AND ANY SCHEDULED DECREASE IN THE AGGREGATE AVAILABLE AMOUNT SHOULD NOT BE EFFECTED:

EFFECTIVE DATE(S)	NEW AGGREGATE AMOUNT(S)
JULY 1, 2008	US$	300,000.00
[INSERT DATE]	US$	250,000.00
[INSERT DATE]	US$	200,000.00
[INSERT DATE]	US$	150,000.00
[INSERT DATE]	US$	100,000.00
[INSERT DATE]	US$	50,000.00
     THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND                             , 20       , WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.
THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.
THIS LETTER OF CREDIT IS TRANSFERABLE BY US, THE ISSUING BANK, ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE

TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. BENEFICIARY SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
     DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”).
AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A WEEKDAY OTHER THAN A BANK HOLIDAY (I.E. A HOLIDAY OBSERVED BY THE FEDERAL RESERVE SYSTEM OR OTHERWISE GENERALLY OBSERVED BY BANKS IN SANTA CLARA). NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.
     WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
     THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500, (THE “UCP”).

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”
(i)

(ii)	SIGHT DRAFT/BILL OF EXCHANGE

      DATE:                                                                                                    REF. NO.
     AT SIGHT OF THIS BILL OF EXCHANGE
     PAY TO THE ORDER OF
US$
           U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF                      DATED                      , 20               ”
     TO: SILICON VALLEY BANK

3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA, CA 95054
Authorized Signature
GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:
1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO.INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF:INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARSINSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBERINSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

EXHIBIT “B”
DATE:
TO: SILICON VALLEY BANK

3003 TASMAN DRIVE

SANTA CLARA, CA 95054

ATTENTION: GLOBAL FINANCIAL SERVICES

RE: SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED , 20 AMOUNT: US$ .

GENTLEMEN:
              FOR VALUE RECEIVED, THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE BENEFICIARY (“BENEFICIARY”) HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)
           (“TRANSFEREE”) ALL RIGHTS OF THE BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
           BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

     THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.
SINCERELY,

     (BENEFICIARY’S NAME)

     (SIGNATURE OF BENEFICIARY)

     (PRINTED NAME AND TITLE)

SIGNATURE AUTHENTICATED
THE NAME(S) TITLE(S), AND SIGNATURE(S)CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.
WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

EXHIBIT E
CONSENT TO SUBLEASE AGREEMENT
     THIS CONSENT TO SUBLEASE AGREEMENT (“Consent” or “Agreement”), dated for reference purposes only July                     , 2007, is made by and among SORRENTO PLAZA, a California limited partnership (“Landlord”), AVANIR PHARMACEUTICALS, a California corporation (“Tenant”), and HALOZYME, INC., a California corporation (“Subtenant”), with reference to the following facts:
RECITALS
     A. Landlord and Tenant have entered into that certain Standard Industrial Net Lease dated as of May 20, 2002, as amended by that certain First Amendment to Standard Industrial Net Lease, dated as of August 1, 2002, and as amended by that certain Second Amendment to Standard Industrial Net Lease, dated as of April 2, 2003 (the “Lease”), a copy of which is attached as Exhibit A, for the lease of certain premises currently consisting of 30,370 rentable square feet (the “Premises”) as more particularly described in the Lease, located at 11404 Sorrento Valley Road, San Diego, California 92121.
     B. Tenant and Subtenant desire to enter into that certain sublease of the Premises (the “Sublease”), a copy of which is attached hereto as Exhibit B, for Subtenant’s use and occupancy of the entire Premises for the remainder of the term of the Lease.
     C. Landlord has agreed to consent to the Sublease subject to the terms and conditions of this Agreement.
     D. Landlord, Tenant and Subtenant desire to enter into certain other agreements concerning the Lease and the Sublease as set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Consent.
          (a) Landlord hereby consents to the subletting of the Premises by Tenant to Subtenant pursuant to the Sublease, subject to and upon the terms and conditions stated in this Agreement. Except as may be expressly set forth herein, nothing contained in this Consent shall (i) operate as a consent to or approval or ratification by Landlord of any of the provisions of the Sublease or as a representation or warranty by Landlord, and Landlord shall not be bound or estopped in any way by the provisions of the Sublease, nor (ii) be construed to waive any present or future breach or default on the part of Tenant under the Lease.
          (b) The Sublease shall in all respects be subject and subordinate to the terms and conditions of the Lease. In the event of any inconsistency or conflict between the terms of this Consent and any of the terms of the Sublease or the Lease, the terms and conditions of this Consent shall prevail. No merger shall result from the Sublease, any surrender of the Lease, nor any mutual cancellation of the Lease, and in any of such events, subject to the provisions of Section 5 below, Landlord may either terminate the Sublease or succeed to the interest of Tenant or any other person therein.
          (c) Tenant shall remain primarily liable to pay the rent and all other amounts payable by Tenant under the Lease and to perform all other obligations of Tenant under the Lease, except as otherwise expressly set forth herein. If Subtenant or any of its successors or assigns causes a default under the Lease, Landlord may proceed directly against Tenant without pursuing any remedies whatsoever against Subtenant or any other person.
     2. Future Transfers.
          (a) Landlord may consent to subsequent subleases by Subtenant or any other person without notifying Tenant or obtaining its consent, and no such action shall relieve Tenant of its primary liability and obligations under the Lease and this Consent. This Consent applies only to the specific Sublease described herein, and neither the execution hereof by Landlord, nor the acceptance of rent by Landlord from any other person, including Subtenant, shall constitute a consent to any subsequent sublease or a waiver of any of Landlord’s rights hereunder or under the Lease.
          (b) Notwithstanding the foregoing, so long as no event of default has occurred under the Lease, Subtenant may assign the Sublease or sublet the Premises, or any portion thereof, without Tenant’s or Landlord’s consent, to any entity which controls, is controlled by, or is under common control with Subtenant; to any entity which results from a merger of, reorganization of, or consolidation with Subtenant; to any entity which acquires substantially all of the stock or assets of Subtenant, as a going concern, with respect to the business that is being conducted in the Sublease Premises (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the majority capital stock of Subtenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Subtenant, or (2) Subtenant is or becomes a publicly traded corporation. Tenant shall have no right to terminate the Sublease, and Landlord shall have no right to terminate the Lease, in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.
     3. Condition of Premises.
          (a) Tenant acknowledges its responsibilities under the Lease to remove and remediate any and all contamination and other effects arising from the use of radioactive materials in the Premises. Such responsibilities include, without limitation, the filing of a Certificate of Disposition of Materials with the California Department of Health Services (the “Department of Health Services”) [this issue is still under review by Avanir](the “Closure Certificate”). Tenant agrees to pursue the final acceptance of its Closure Certificate with commercially reasonable diligence following the date hereof, and to obtain such final acceptance as soon as practicable. Notwithstanding anything set forth in the Lease, Tenant agrees that no

2

portion of its security deposit (including any letter of credit) shall be returned to Tenant until the Closure Certificate is accepted as final by the Department of Health Services, and if the Closure Certificate is not accepted by the end of the term of the Lease, Landlord shall have the right to draw upon the amount of the letter of credit and hold the cash proceeds of such draw until the Closure Certificate is obtained. Landlord agrees to return the original letter of credit to Tenant promptly upon submission of written proof by the Tenant that the Closure Certificate has been accepted as final by the Department of Health. A true and correct copy of the Closure Certificate is attached as Exhibit C.
          (b) Section 20.2 of the Lease provides that certain fixtures and other items of personal property that are integrated into the Premises are not to be removed by Tenant at the end of the term of the Lease, and that certain other items are removable at the end of the term of the Lease by Tenant. However, Landlord, Subtenant and Tenant acknowledge that Landlord and Subtenant have entered into an agreement for the lease of the Premises following the end of the term of the Lease and that significant opportunity for confusion may exist at the end of that subsequent lease as to what fixtures and other such personal property are to remain in the Premises and which may be removed by Tenant or Subtenant. In order to avoid such confusion, Landlord, Subtenant and Tenant agree to conduct a coordinated inspection of the Premises as soon as reasonably practicable after the execution of this Agreement and to mutually develop and agree upon a list of the existing items in the Premises that are not to be removed at the end of the term of either the Lease or such subsequent lease. Such meetings, inspection and mutual agreement shall occur on or before August 1, 2007.
          (c) Notwithstanding Section 3(b) above or any provision in the Lease or the Sublease to the contrary, (i) Landlord agrees that it has no ownership interest in the furniture, fixtures and equipment listed on Exhibit C to the Sublease or the emergency power generator (including all monitoring, connecting and operating equipment and parts) currently servicing the Premises and further agrees that Tenant may remove or transfer the same in its discretion, (ii) Subtenant shall not be required to remove or restore at the expiration of the Sublease term or otherwise, any alterations or improvements made to the Sublease Premises prior to the date of this Consent, and (iii) Subtenant shall retain ownership of all of its fixtures, machinery, equipment, and other items of personal property and may remove the same from the Premises provided such removal can be accomplished (and is accomplished) without material physical damage to the Building or material impairment of the operation thereof.
          (d) Landlord acknowledges and agrees to accept the Exit Assessment specified in Section 14.8 of the Lease which Tenant has provided or will provide to Subtenant in connection with the Sublease (the “Sublease Exit Assessment”). The Sublease Exit Assessment will satisfy Tenant’s obligation to provide an Exit Assessment to the Landlord under Section 14.8 of the Lease. Notwithstanding anything to the contrary contained in the Lease, Tenant’s obligation to provide any further Exit Assessments is and will be extinguished when the Sublease Exit Assessment is provided to Subtenant and Landlord. Tenant will remain responsible for the implementation of any recommended actions contained in the Sublease Exit Assessment. This provision does not affect Subtenant’s obligation to procure, issue and implement the recommendations of an Exit Assessment at the end of the Lease Term, if required pursuant to the terms of the Lease.

3

     4. Status of the Lease.
          (a) Tenant agrees that the Lease is in full force and effect and that there are no breaches or defaults thereunder on the part of Landlord, nor does any condition exist that, with the passage of time or the giving of notice or both, would constitute such a breach or default on the part of Landlord under the Lease.
          (b) Landlord and Tenant agree that attached hereto as Exhibit B is a true, correct and complete copy of the Lease, and that the Lease represents the entire agreement between Landlord and Tenant governing the leasing relationship between Landlord and Tenant with respect to the Premises. Subtenant acknowledges and agrees that it is has received and reviewed the Lease and is not relying on any other document, instrument or agreement as governing the leasing relationship or the occupancy of the Premises.
          (c) Landlord agrees that the Lease is in full force and effect and that no Event of Default under the Lease on the part of Tenant has occurred and is continuing, and to Landlord’s actual knowledge without investigation, no condition exists that with the passage of time or the giving of notice or both, including the execution of the Sublease and the performance of the duties and obligations thereunder, would constitute an Event of Default on the part of Tenant under the Lease.
          (d) Except as may be specifically set forth in the Lease or otherwise agreed in writing, Landlord has no obligation to renew or extend the term of the Lease, has made no representations, express or implied regarding the same nor is Landlord under any duty to offer to rent the Premises or any other space to Tenant at such expiration. Subtenant takes the Lease with full knowledge that the Lease term may not be extended or renewed at the time of expiration.
     5. New Lease.
          (a) If the Lease terminates for any reason, then within ten (10) business days following any such termination, Landlord shall offer to lease the Premises to Subtenant for the remaining term of the Lease at the same rent and on the same terms and conditions as set forth in the Lease, commencing concurrently with the termination of the Lease. Subtenant shall have five (5) business days after receipt of such offer within which to unconditionally accept the same. If Subtenant fails to unconditionally accept Landlord’s offer to enter into such replacement lease by the end of such five (5) business day period, then Landlord shall nevertheless have the right to require Subtenant to enter into a replacement lease agreement with Landlord, effective as of the date of termination of the Lease, for the remaining term of the Sublease on the terms and conditions of the Sublease, and such of the terms of the Lease as are not inconsistent with the Sublease. In the event Subtenant does not exercise its right to lease the Premises on the same terms and conditions as set forth in the Lease and Landlord does not exercise its right to require Subtenant to enter into a replacement lease agreement with Landlord, then the Sublease shall terminate at the end of such five (5) business day period.
     6. Notices. All notices required by this Agreement shall be in writing, shall be effective upon receipt or upon refusal of delivery, and shall be delivered by (i) hand, (ii) certified

4

mail, return receipt requested (iii) overnight courier service, or (iv) facsimile, addressed to the other party as follows, or at such address or facsimile number as to which such party from time to time may give proper notice to the other party. Notices shall be deemed to have been received: if hand delivered, when so delivered or when such delivery is refused; five days after deposit as certified mail; on the date scheduled for delivery if sent by courier; and on the date shown on the report generated by the sending machine if sent by facsimile.

To Landlord:

Attention:

To Tenant:	Prior to the Effective Date:
101 Enterprise Suite 300
Aliso Viejo CA 92656
Attn: Mr. Michael J. Puntoriero

After the Effective Date:
101 Enterprise Suite 300
Aliso Viejo CA 92656
Attn: Mr. Michael J. Puntoriero

To Subtenant:	Prior to the Effective Date:
11588 Sorrento Valley Rd., Suite 17
San Diego, California 92121
Attention: Chief Financial Officer

After the Effective Date:
11388 Sorrento Valley Rd., Suite 17
San Diego, California 92121
Attention: Chief Financial Officer
     7. Miscellaneous.
          (a) The reference to “Avanir Pharmaceuticals” in Section 14.2 of the Lease, for so long as the Sublease is in existence, shall be deemed to refer to Halozyme, Inc. for purposes of the Premises.
          (b) This Agreement will be governed and construed in accordance with the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction.
          (c) No alteration, amendment or modification of or to this Agreement shall be effective unless it is made in writing and signed on behalf of each of the parties to this Agreement.

5

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
          (e) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No representation, warranty, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement.
          (f) In any action between the parties hereto seeking enforcement of any of the terms and provisions of this Agreement, the prevailing party in such action shall be entitled to have and to recover from the other party its reasonable attorneys’ fees and other reasonable expenses in connection with such action or proceeding, in addition to its recoverable court costs.
          (g) Nothing in this Agreement is intended to create any rights by persons not a party to this Agreement and no other party will be construed to be a third party beneficiary of this Agreement or otherwise have any legal or equitable rights under it.
          (h) Time is of the essence in this Agreement.
          (i) If any part of this Agreement is held by a court to be illegal, invalid, or unenforceable, the remainder of this Agreement will remain in full force and effect and will be interpreted to achieve, to the greatest extent possible, the objectives of this Agreement taken as a whole, including the illegal, invalid or unenforceable provision.
     IN WITNESS WHEREOF, this Consent to Sublease Agreement is executed as of the date first above written.

LANDLORD:

BC SORRENTO, LLC, a California limited liability company

By:
Name:
Title:

6

TENANT:

AVANIR PHARMACEUTICALS, a California corporation

By:
Name:	Michael J. Puntoriero
Title:	Chief Financial Officer

SUBTENANT:

HALOZYME, INC., a California corporation

By:
Name:
Title:

7

EXHIBIT “A”
LEASE

EXHIBIT “B”
SUBLEASE AGREEMENT

EXHIBIT “C”
CLOSURE CERTIFICATE

EXHIBIT F
[Reserved]

F-1

EXHIBIT G
UTILITIES
Schedule of Utility Obligations: 11404 & 11408

	VENDOR		SERVICE/UTILITY		STATUS
1.	▪	SDG&E	▪	Gas meter #0945199 (serves both buildings)	▪	Sublandlord to provide for Subtenant and pass through prorated costs

2.	▪	San Diego Municipal Water	▪	Water (handled by property manager)	▪	Sublandlord to provide and pass through prorated costs to Subtenant

3.	▪	Bay City Electric (preventive maintenance)	▪	Emergency generator	▪	Sublandlord to provide and pass through prorated costs to Subtenant

4.	▪	SDG&E	▪ ▪ ▪	Electric Meter #1769979 #1675220 #1730133	▪	Sublandlord to provide and pass through prorated costs to Subtenant
					▪	Sublandlord to stay on for outside lights & emergency power

5.	▪	Biosources (outside of the buildings maintenance)	▪	HVAC system (interwoven between 11404 & 11408)	▪	Sublandlord to provide and pass through prorated costs to Subtenant
					▪	Subtenant to do own HVAC maintenance inside the building;

6.	▪	Trident	▪	Water treatment	▪	Sublandlord to provide and pass through prorated costs to Subtenant

G-1

EXHIBIT H
GUARANTY
     THIS GUARANTY OF LEASE (“Guaranty”) is made as of June ___, 2007, by HALOZYME THERAPEUTICS, INC., a Nevada corporation (“Guarantor”), in favor of AVANIR PHARMACEUTICALS, a California corporation (“Lessor”), in connection with that certain Sublease dated June ___, 2007 (the “Lease”), pursuant to which Lessor leases to HALOZYME, INC., a California corporation (“Lessee”), approximately 21,184 square feet of office space, located at 11404 Sorrento Valley Road, San Diego, California (the “Premises”). As a material inducement to and in consideration of Lessor’s entering into the Lease, Lessor having indicated that it would not enter into the Lease without the execution of this Guaranty, Guarantor does hereby agree with Lessor as follows:
     (i) Guarantor does hereby unconditionally guarantee, without deduction by reason of set off, defense or counterclaim, as a primary obligor and not as a surety, and promises to perform and be liable for any and all obligations and liabilities of Lessee under the terms of the Lease, including without implied limitation the Lessee’s obligation to pay such rents, charges, costs and impositions as are set forth in the Lease. Guarantor further agrees to defend with counsel acceptable to Lessor, and to indemnify, defend, and save Lessor harmless from and against any and all loss, cost, damage or liability arising out of any breach by Lessee of any of the terms, conditions and covenants of the Lease, or out of any breach of warranty or misrepresentation made by Lessee under or in connection with the Lease, including reasonable attorneys’ fees and any other costs incurred by Lessor in connection therewith.
     (ii) The undertakings contained in this Guaranty shall be the personal liability of Guarantor. Guarantor acknowledges that after any default by Lessee in the performance of any term, condition or covenant of the Lease, the liability of Guarantor under this Guaranty shall be primary and that, in the enforcement of its rights, Lessor shall be entitled to look to Guarantor for the performance of the obligations of Lessee which Guarantor has guaranteed, without first commencing any action or proceedings against Lessee, and likewise, enforcement of Lessor’s rights against Lessee shall not impair the right of Lessor to enforce this Guaranty, and any such action by Lessor shall not operate as a release of the liability of Guarantor under this Guaranty. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, is not conditional upon the pursuit by Lessor of any remedies which it now has or may hereafter have with respect thereto under the Lease, at law, in equity or otherwise, and will not be diminished or affected by a claim by Lessee that the Lease was not duly executed and delivered by Lessee or that the execution, delivery and performance of the Lease was not duly authorized or that the Lease when executed by Lessee was not the legal, valid and binding obligation of Lessee or not generally enforceable against Lessee. Except as otherwise expressly provided herein, the obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until all amounts due pursuant to the Lease have been paid in full and all of Lessee’s obligations thereunder have been performed in full.
     (iii) If Lessee shall at any time default in the performance or observance of any of the terms, covenants or conditions in the Lease on Lessee’s part to be kept performed or observed, Guarantor will keep, perform and observe same, as the case may be, in the place and stead of Lessee.
     (iv) The obligations of Guarantor hereunder shall not be released by Lessor’s receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease on Lessee’s part to be performed or observed, regardless of whether Guarantor consents thereto or receives notice thereof.
     (v) The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Lessee or any other party or the release of Lessee in any creditor’s receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Lessee or the estate of Lessee in bankruptcy, or of any remedy for the enforcement of Lessee’s liability under the Lease resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Lessee; (e) any disability of Lessee;

(f) the cessation from any cause other than as provided under the Lease whatsoever of the liability of Lessee; (g) the exercise by Lessor of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease. As used herein, “Bankruptcy Code” means Title 11 of the U.S. Code, as applicable, or any similar federal or state laws for the relief of debtors, each as hereafter amended.
     (vi) Guarantor agrees that none of its obligations and no right against Guarantor hereunder shall in any way be discharged, impaired, or otherwise affected by any extension of time by Lessor for, or by any partial or complete waiver by Lessor of the performance or failure by Lessor to enforce of any of Lessee’s obligations under the Lease, or by any other alteration, amendment, assignment, expansion, extension or modification by Lessor in or to the Lease, or by any release or waiver by Lessor of any term, covenant or condition of the Lease, or by any delay by Lessor in the enforcement of or waiver of any rights against Lessee, Guarantor or any other person or entity under the Lease; provided, however, that to the extent Lessee’s obligations under the Lease are reduced as a result of the foregoing, Guarantor’s obligations under this Guaranty shall likewise be reduced. Without limitation, Guarantor agrees that the Premises may be subleased or the Lease may be altered, amended, assigned, expanded, extended or modified from time to time on such terms and provisions as may be satisfactory to Lessor without notice to or further assent by Guarantor, and Guarantor hereby waives notice of acceptance of this Guaranty, notice of any obligations guaranteed hereby or of any action taken or omitted in reliance hereon, and notice of any defaults of Lessee under the Lease and waives presentment, diligence, demand for payment or performance, protest, notice of dishonor, nonpayment or nonperformance of any such obligations, suit or taking of other action by Lessor against, and any other notice to, any party liable thereon and waives suretyship defenses generally, other than full and timely payment and performance of all obligations hereby guaranteed, and Guarantor agrees to cause Lessee to preserve the enforceability of all instruments hereby guaranteed, as modified with Lessor’s consent, and not to cause Lessee to take any act or make any omission which might be the basis for a claim that Guarantor has any defense to Guarantor’s obligations hereunder, exclusive only of the defense that Lessee has fully and timely paid and performed all obligations hereby guaranteed. No insolvency, bankruptcy, liquidation proceeding or dissolution affecting Lessee or Guarantor shall affect, impair or be a defense to this Guaranty. The liability of the Guarantor hereunder is primary and, except as otherwise set forth herein, unconditional and, except as otherwise set forth herein shall not be subject to any offset, defense or counterclaim of Guarantor. This is a continuing guaranty. Guarantor waives any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release of defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor, except and to the extent that Lessee is released from its obligations under the Lease other than in the context of a bankruptcy of Lessee or a claim by Lessee that the Lease was unenforceable against Lessee as of the date of its execution. Moreover, Guarantor agrees that its obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety, except and to the extent that Lessee is released from its obligations under the Lease (other than in the context of a bankruptcy of Lessee or a claim by Lessee that the Lease was unenforceable against Lessee as of the date of its execution).
     (vii) Guarantor represents that this Guaranty and the Lease, as originally delivered and as modified, amended or supplemented, have been duly authorized and are the legal, valid and binding obligations of Guarantor and Lessee, enforceable in accordance with their respective terms.
     (viii) Without in any manner limiting the generality of the foregoing, Guarantor hereby waives the benefits of the provisions of Sections 2809, 2810, 2847 and 2848 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction and all principles or provisions of law or equity which conflict with the terms of this Guaranty. In addition, without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code Sections 2815, 2819, 2845, 2849 and 2850 and the second sentence of CC Section 2822(a). In addition, each Guarantor agrees that Lessor (not Lessee or any other person or entity) shall have the sole right to designate the portion of Lessee’s obligations under the Lease that is satisfied by a partial payment by Lessee. Notwithstanding anything to the contrary contained herein, other than with respect to the potential duplication of enforcement costs, in no event shall Guarantor’s liability under this Guaranty exceed the liability which Guarantor would have incurred (in the absence of a creditor’s receivership, bankruptcy or other proceeding involving Guarantor or its assignee) if Guarantor had entered into the Lease.
     (ix) Guarantor further agrees that it may be joined in any action against Lessee in connection with the obligations of Lessee under the Lease and recovery may be had against Guarantor in any such action. Lessor may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Lessee or its successors and assigns, or pursue any other remedy or apply any security it may hold.
     (x) Guarantor: (a) subordinates any right of subrogation it may have against Lessee to the obligations of Lessee under, arising out of or related to the Lease or Lessee’s use or occupancy of the Premises (as defined in the Lease); and (b) until all of Lessee’s obligations under the Lease are fully performed, unconditionally and irrevocably subordinates any liability or indebtedness of Lessee now or hereafter held by Guarantor to the obligations of Lessee under, arising out of or related to the Lease or Lessee’s use of the Premises. Furthermore, from and after the occurrence of any Event of Default (as defined in the Lease), Guarantor agrees that any payment on account of any indebtedness from Lessee to Guarantor during such time shall be held in trust for Lessor.
     (xi) The liability of Guarantor and all rights, powers and remedies of Lessor hereunder and under any other agreement now or at any time hereafter in force between Lessor and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lessor by law.
     (xii) This Guaranty applies to, inures to the benefit of and binds all parties hereto, and their successors and assigns. This Guaranty may be assigned by Lessor voluntarily or by operation of law.
     (xiii) If Lessor desires to sell, finance or refinance the Premises, or any part thereof, Guarantor hereby agrees to execute such reasonable documentation as shall be required by Lessor re-affirming Guarantor’s obligations under this Guaranty.
     (xiv) Notwithstanding any modification, discharge or extension of the guaranteed obligations or any amendment, modification, stay or cure of Lessor’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning Lessee, whether permanent or temporary, and whether or not assented to by Lessor, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the guaranteed obligations and discharge its other obligations in accordance with the terms of the guaranteed obligations and the terms of this Guaranty. Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Lessee. Without in any way limiting the generality of the foregoing, any subsequent modification of the guaranteed obligations in any reorganization case concerning Lessee shall not affect the obligation of Guarantor to pay and perform the guaranteed obligations in accordance with their original terms. If Lessor is required to pay, return or restore to Lessee or any other person any amounts previously paid on account of any of the guaranteed obligations because of any bankruptcy or other voluntary or involuntary proceeding involving Lessee, in or out of court, for the adjustment of debtor-creditor relationships, or because of any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived, and the rights of Lessor shall continue, with respect to such amounts, all as though they had never been paid to Lessor.
     (xv) This Guaranty shall constitute the entire agreement between Guarantor and the Lessor with respect to the subject matter hereof. No provision of this Guaranty or right of Lessor hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer of Lessor.
     (xvi) When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word “person” as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.
     (xvii) Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.
     (xviii) Guarantor represents that the person signing below is duly authorized to execute this Guaranty on behalf of Guarantor and to bind Guarantor hereby.

     (xix) The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof.
     (xx) If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, collection costs and other costs incurred in and in preparation for the action.
     (xxi) Guarantor agrees that this Guaranty shall be governed by and construed in accordance with the laws of the State of California.
     (xxii) The term “Lessor” whenever used herein refers to and means the Lessor in the foregoing Lease specifically named and also any assignee of said Lessor, whether by outright assignment or by assignment for security, and also any successor to the interest of said Lessor or of any assignee of such Lease or any part thereof whether by assignment or otherwise. The term “Lessee” whenever used herein refers to and means the Lessee in the foregoing Lease specifically named and also any assignee of said Lessee or assignee of such Lease or any part thereof, whether by assignment or otherwise.
     (xxiii) Any notice or other communication to be given under this Agreement by either party to the other will be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or delivered by an express overnight delivery service, charges prepaid, or transmitted by facsimile, as follows:

If to Lessor:	Avanir Pharmaceuticals, Inc.

Attention:

With copies to:

Attention:

Attention:

If to Guarantor:	Halozyme Therapeutics, Inc.

Attention:

With a copy to:

Attention:

     Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this numbered paragraph. Any notice will be deemed given and effective (i) if given by personal delivery, as of the date of delivery in person; or (ii) if given by mail, upon receipt as set forth on the return receipt; or (iii) if given by overnight courier, one (1) business day after timely deposit with the courier; or (iv) if given by facsimile, upon receipt of the appropriate confirmation of transmission by facsimile. The inability to deliver because of a changed address of which no notice was given of the rejection or other refusal to accept any notice will be deemed to be the receipt of the notice as of the date of such inability to deliver or the rejection or refusal to accept.
     (xxiv) Waiver of Jury Trial. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP OF THE PARTIES CREATED HEREUNDER (EACH A “DISPUTE” AND COLLECTIVELY, THE “DISPUTES”).
     (xxv) Consent to Judicial Reference. If and to the extent that paragraph (xxv) immediately above is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by any such court, each of Landlord and Tenant hereby consents and agrees that (a) any and all Disputes shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the County of Los Angeles, California, (b) such referee shall hear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision; provided that, if during the course of any Dispute, any party desires to seek such a “provisional remedy” at a time when a referee has not yet been appointed or is otherwise unavailable to hear the request for such provisional remedy, then such party may apply to the Los Angeles County Superior Court for such provisional relief, and (c) pursuant to California Code of Civil Procedure Section 644(a), judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court. The parties shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the Los Angeles County Superior Court. Each party hereto acknowledges that this consent and agreement is a material inducement to consummate the transactions contemplated hereby and by the Lease, and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of the referee and reference proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this agreement having had the opportunity to consult with legal counsel. This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing unless agreed to by Lessor, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to this Guaranty or any other agreement or document entered into between the parties in connection with this Guaranty. In the event of litigation, this Agreement may be filed as evidence of either or both parties’ consent and agreement to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638.
     (xxvi) This Guaranty is solely for the benefit of Lessor and its successors and assigns and is not intended to nor shall it be deemed to be for the benefit of any third party, including, without limitation, Lessee.
     (xxvii) Guarantor shall have no right to assign its obligations under this Guaranty without obtaining Lessor’s prior written consent which consent may be granted or withheld in Lessor’s sole and absolute discretion. For purposes of this Guaranty, the following shall not constitute an assignment necessitating Lessor’s consent (but Guarantor shall notify Lessor of the same): (a) a change in Guarantor’s name, type of entity and/or state of domicile; and (b) a merger or similar transaction in which the surviving entity purchases all or substantially all of Guarantor’s stock and/or assets; provided, however, that the resulting entity in either (a) or (b) shall remain bound by this Guaranty and will upon request, reaffirm and ratify the obligations of Guarantor under this Guaranty.

     (xxviii) Guarantor hereby consents to the exclusive jurisdiction and venue of any state or federal court located within Los Angeles County, State of California in any suit, action or proceeding brought under or arising out of this Guaranty (and further agrees not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable).
     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

“Guarantor”

HALOZYME THERAPEUTICS, INC., a Nevada corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT I
ADDITIONAL OPERATING COSTS

Locksmith services
Security services
Central Monitoring Services
Armed Response services
Alarm Company & 1118722 (MAINTENANCE ACCESS) & 1118721 (CAMERA MAINTENANCE)
Drain Service
Air filtration repair and maintenance
Air handlers and chiller maintenance services
HVAC Vendor Services
HVAC MAINTENANCE AND REPAIR
EMERGENCY POWER SYSTEMS maintenance and repair
CONSULTING - FACILITY MAINTENANCE
HVAC PM - 11388 SV Rd
HVAC PM - 11404, 11408 SV Rd
Licenses and Permits
Signs
Vendor for automated controls
Maintenance Supplies
Hardware Supplies
FIRE EXTINGUISHER INSPECTION
Sound diverters
HEALTH & SAFETY CONSULTING SVC
Guard Svcs 11388 Sorrento
DATA/SHREDDED & DESTROYED

I-1

Janitorial Services
WATER TREATMENT PROGRAM
San Diego Police Department services

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